Exhibit 10.6

SWAP TRANSACTION CONFIRMATION

To:	Booz Allen Hamilton Inc. (“Counterparty”)
Legal Entity Identifier (LEI):	LEI:549300D7XCH2480XU542
Attention:	Brian Hockenberry
Phone:	(703) 377-1036
Email:	hockenberry_brian@bah.com; jhosan@chathamfinancial.com

From:	Wells Fargo Bank, N.A. (“Wells Fargo”)
Legal Entity Identifier (LEI):	LEI: KB1H1DSPRFMYMCUFXT09
Phone:	704-410-5111
Fax:	844-879-8056
Email:	inboundconfirms1@wellsfargo.com

Ref. No:	24723419
Unique Swap Identifier (USI):	103039933701W00000000000000000000024723419

Swap Data Repository:	DTCC Data Repository, LLC

Date:	May 25, 2017

Dear Brian Hockenberry:

This confirms the terms of the Transaction described below between Counterparty and Wells Fargo. The definitions and provisions contained in the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. Fixed Amounts and Floating Amounts for each applicable Payment Date hereunder will be calculated in accordance with the ISDA Definitions, and if any Fixed Amount and Floating Amount are due for the same Payment Date hereunder, then those amounts shall not be payable and instead the Fixed Rate Payer shall pay the positive difference, if any, between the Fixed Amount and the Floating Amount, and the Floating Rate Payer shall pay the positive difference, if any, between the Floating Amount and the Fixed Amount.

1.	The terms of the particular Transaction to which the Confirmation relates are as follows:

Transaction Type:	Interest Rate Swap
Currency for Payments:	U.S. Dollars

Wells Fargo : 24723419

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Notional Amount:	USD 50,000,000.00

Term:
Trade Date:	May 24, 2017
Effective Date:	April 30, 2018
Termination Date:	June 30, 2022, subject to adjustment in accordance with the Modified Following Business Day Convention.

Fixed Amount:
Fixed Amount Payer:	Counterparty
Payment Dates:	Monthly on the last day of each month commencing May 31, 2018, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Business Day Convention:	Modified Following
Business Days:	London and New York
Fixed Rate:	1.9630%
Fixed Rate Day
Count Fraction:	Actual/360

Floating Amounts:
Floating Amount Payer:	Wells Fargo
Floating Rate:	For any Reset Date, the Floating Rate Option, except that if the Relevant Rate for a Reset Date is equal to or less than 0.00%, the Floating Rate for that Reset Date (exclusive of the Spread) shall be 0.00%.
Payment Dates:	Monthly on the last day of each month commencing May 31, 2018, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.
Business Day Convention:	Modified Following
Business Days:	London and New York
Floating Rate for initial
Calculation Period:	Determined two London and New York Banking Days prior to the Effective Date
Floating Rate Option:	USD-LIBOR-BBA, provided that for the purposes of this Transaction the definition of USD-LIBOR-BBA appearing in the ISDA Definitions, is amended by deleting the words “the day that is two London Banking Days preceding” and replacing them with “the day that is two London and New York Banking Days preceding”. This means that USD-LIBOR-BBA for any Reset Date will be set two London and New York Banking days prior to that Reset Date rather than two London Banking Days prior to that Reset Date.
Designated Maturity:	1 Month
Spread:	None
Floating Rate Day
Count Fraction:	Actual/360

Wells Fargo : 24723419

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Floating Rate determined:	Two London and New York Banking Days prior to each Reset Date.
Reset Dates:	The first day of each Calculation Period.
Compounding:	Inapplicable
Rounding Convention:	5 decimal places per the ISDA Definitions.

2.	The additional provisions of this Confirmation are as follows:

Calculation Agent:	Per the ISDA Master Agreement, or if not specified, Wells Fargo
Payment Instructions:	Wells Fargo Bank, N.A.
ABA : 121000248
Ref: Trade No: 24723419
Account# : 01014894464228
Wells Fargo Contacts:	Settlement and/or Rate Resets:
800-249-3865
704-410-8511

Documentation:
Phone: 704-410-5111
Fax: 844-879-8056

Collateral:
Phone: 704-410-8116
Fax: 704-410-8515
Email: collateral.mgmt@wellsfargo.com

Please quote transaction reference number.
Payments to Counterparty:	Per your standing payment instructions or debit authorization if provided to Wells Fargo, as relevant. If not provided, please contact us in order for payment to be made.

Phone: 1-800-249-3865 Fax: 704-410-8511

Eligibility:

As of the Trade Date, each party represents that it is an “eligible contract participant” within the meaning of the Commodity Exchange Act (7 USC § 1 et seq), as amended by the Dodd Frank Wall Street Reform and Consumer Protection Act and as modified by 17 C.F.R. § 1.3(m). The ISDA Non-ECP Guarantor Exclusionary Terms (“Exclusionary Terms”), are incorporated by reference in this Confirmation and apply to the entry into this Transaction by the parties within the meaning of § 2(e) of the Commodity Exchange Act, provided, however, for purposes hereof, the “written representations” referred to in Section 2(ii) of the Exclusionary Terms shall exclude written representations of a guarantor, if any, that it is an ECP on the Eligibility Date (both as defined in the Exclusionary Terms) made in any document executed prior to October 12, 2012. For the avoidance of doubt, the Exclusionary Terms will not apply in respect of any guarantor, to any unwind, termination, transfer or other disposition of this Transaction, whether in whole or in part, to the extent this Transaction is lawfully guaranteed by such guarantor, whether or not such guarantor is an ECP (as defined in the Exclusionary Terms) when such unwind, termination, transfer or other disposition is agreed or effected.

Wells Fargo : 24723419

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Documentation

This Confirmation supplements, forms part of, and is subject to, the ISDA Master Agreement between Wells Fargo and Counterparty dated as of February 13, 2017, as amended and supplemented from time to time (the “ISDA Master Agreement”). All provisions contained or incorporated by reference in the ISDA Master Agreement will govern this Confirmation except as expressly modified herein.

Wells Fargo : 24723419

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Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us.

Very truly yours,

Wells Fargo Bank, N.A.

By:	/s/ Corey Rudzinski

Name:	Corey Rudzinski
Its:	Authorized Signatory

Ref. No. 24723419

Accepted and confirmed as of date first written above:

Booz Allen Hamilton Inc.

By:	/s/ Brian Hockenberry

Name:	Brian Hockenberry
Title:	Assistant Treasurer

Wells Fargo : 24723419

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